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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION OF

                              CCA HOLDINGS CORP.

          CCA Holdings Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1.   The name of the Corporation is CCA Holdings Corp.

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 17, 1994.

          3. This Amended and Restated Certificate of Incorporation restates and further amends the Certificate of Incorporation of the Corporation as heretofore amended and has been duly adopted by the Board of Directors and approved by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The text of the Certificate of Incorporation as amended and restated shall be read in full as follows:

          1.  The name of the Corporation is CCA Holdings Corp.

          2. The address of its registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Twenty Five Thousand (125,000) shares, consisting of One Hundred Thousand (100,000) shares of Class A Voting Common Stock, par value $.01 per share (the "Class A Common Stock"), Twenty Thousand (20,000) shares of Class B Voting Common Stock, par value $.01 per
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     share (the "Class B Common Stock"), and Five Thousand (5,000) shares of
     Class C Non-Voting Common Stock, par value $.01 per share (the "Class C Common Stock").

     A.   Voting Rights of Common Stock.  Except as otherwise provided herein or
          -----------------------------
     may otherwise be required by law, (i) the Class C Common Stock shall have no voting rights and the holders of Class A Common Stock and Class B Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation and (ii) the holders of the Class A Common Stock and the Class B Common Stock shall vote together as a single class with respect to all matters. Except as otherwise provided herein, all shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

     B.   Dividend Rights of Common Stock.  Subject to any other provisions of
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     this Amended and Restated Certificate of Incorporation, as it may be
     amended from time to time, holders of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall be entitled to receive such dividends and other distributions in cash, in property or in shares of capital stock of the Corporation as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that if
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     dividends are declared which are payable in shares of any class of Common
     Stock, dividends will be declared which are payable at the same rate on each class of Common Stock, and share dividends payable to holders of each class will be payable only in shares of such class.

     C.   Liquidation Rights of Common Stock.
          ----------------------------------

          (i)  Preference of Class A Common Stock and Class C Common Stock.  In
               -----------------------------------------------------------
     the event of any liquidation, dissolution or winding up of the Corporation, whether

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     voluntary or involuntary, the holders of the Class A Common Stock and the
     Class C Common Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Class B Common Stock, an amount equal to $1,000.00 per share plus an amount equal to all declared and unpaid dividends, if any, thereon, shall be tendered to the holders of the Class A Common Stock and the Class C Common Stock with respect to such liquidation, dissolution or winding up. If upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Class A Common Stock and the Class C Common Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of the Class A Common Stock and the Class C Common Stock on the basis of the number of shares of Class A Common Stock or Class C Common Stock, as the case may be, held.

          (ii) Preference of Class B Common Stock.  After the payment or
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     distribution to the holders of the Class A Common Stock and the Class C
     Common Stock of the full preferential amounts as provided in the preceding paragraph (i), in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Class B Common Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any further payment to the holders of the Class A Common Stock and the Class C Common Stock, an amount equal to $1,000.00 per share plus an amount equal to all declared and unpaid dividends, if any, thereon, shall be tendered to the holders of the shares of Class B Common Stock with respect to such liquidation, dissolution or winding up. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Class A Common Stock and the Class C Common Stock shall be sufficient to permit the payment of the full preferential amounts aforesaid but the assets to be distributed to the holders of the

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     Class B Common Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of the Class B Common Stock on the basis of the number of shares of Class B Common Stock held.

          (iii)  Remaining Assets.  After the payment or distribution to the
                 ----------------
     holders of the Class A Common Stock, the Class C Common Stock and the Class B Common Stock of the full preferential amounts aforesaid, the holders of the Class A Common Stock and the Class C Common Stock then outstanding shall be entitled to receive ratably all remaining assets of the Corporation to be distributed.

     D.   Conversion Rights of Class C Common Stock.  The holders of the Class C
          -----------------------------------------
     Common Stock shall have the following conversion rights:

          (i) Upon the occurrence of any Conversion Event (as defined herein), each record holder of Class C Common Stock shall be entitled to convert into the same number of shares of Class A Common Stock any or all of the shares of such holder's Class C Common Stock being sold, distributed or otherwise disposed of or converted in connection with the occurrence of such Conversion Event. For purposes of this Section D, (a) a "Conversion Event" shall mean any transfer of shares of Class C Common Stock to any person or persons who are not affiliates of the transferor, including, without limitation, pursuant to any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 under the Securities Act of 1933 or any similar rule then in force), (b) a "person" shall mean any natural person or any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization and (c) an "affiliate," with respect to any person, shall mean such person's spouse, parents, members of such person's family or such person's lineal descendants and any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. In addition, all of the Corporation's Class C Common Stock shall be automatically and mandatorily converted into the same

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     number of shares of Class A Common Stock without any action on the part of any holder upon notice to such effect by the Corporation to the record holders of Class C Common Stock.

          (ii) Subject to clause (i), each conversion of shares of Class C Common Stock into shares of Class A Common Stock at the option of the holder shall be effected by the surrender of the certificate or certificates representing the shares to the converted at the principal office of the Corporation at any time (including within a reasonable time prior to the occurrence of any Conversion Event, if necessary to effect the conversion of shares related thereto, provided, however, that the holders
                                           --------  -------
     of such shares will not be entitled to vote on any matters to be voted on by the Corporation's stockholders during such interim period, such certificates being deemed to represent only shares of Class C Common Stock for such purpose) during normal business hours, together with a written notice by the holder of such Class C Common Stock stating that a Conversion Event has occurred or is expected to occur and that such holder desires to convert the shares, or a stated number of the shares, of such Class C Common Stock represented by such certificate or certificates into shares of Class A Common Stock (and including instructions for issuance of the Class A Common Stock to be issued upon such conversion). Each conversion at the option of the holder shall be deemed to have been effected as of the close of business on the later of (a) the date on which the Conversion Event has occurred and (b) the date on which such certificate or certificates have been surrendered and such notice has been received, and at such later time the rights of the holder of the converted Class C Common Stock, as a holder of Class C Common Stock, shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders or record of the shares represented thereby. Promptly after the Conversion Event has occurred and the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (x) the certificate or certificates for the shares of Class A Common Stock issuable upon such conversion and (y) a certificate representing any shares of Class C Common Stock which

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     were represented by the certificate or certificates delivered to the
     Corporation in connection with such conversion but which were not converted. If any shares of Class C Common Stock are converted into shares of Class A Common Stock in connection with a Conversion Event and such shares of Class A Common Stock are not actually sold, distributed or otherwise disposed of so that a Conversion Event does not actually occur, such shares of Class C Common Stock shall be automatically converted back into the same number of shares of Class C Common Stock.

          Any mandatory conversion of shares of Class C Common Stock into Class A Common Stock shall be effected by the Corporation delivering to the holders of such shares, to the last address appearing for such holders on the books of the Corporation, written notice to the effect that the Board of Directors has determined to mandatorily convert the Class C Common Stock into Class A Common Stock and upon and after such notice all of the shares of Class C Common Stock so converted shall be deemed to be no longer outstanding, any right to receive dividends thereon shall cease and all rights and privileges with respect to the Class C Common Stock so converted shall cease except for the right of the holder thereof to receive any previously declared but unpaid dividends on the Class C Common Stock, and the certificates which theretofore had represented Class C Common Stock shall for all purposes represent only Class A Common Stock; provided,
                                                                 --------
     however, that no dividends on the Common Stock shall be paid to such holder
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     unless and until the certificates for the Class C Common Stock have been surrendered to the Corporation, which shall upon such surrender issue certificates for the Class A Common Stock to such holder and pay to such holder any dividends on the Class A Common Stock which have been declared as of a record date, and which otherwise would have been paid, since the date the shares of Class C Common Stock were deemed to be converted.

          (iii) The issuance of certificates upon conversion will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion, except that the holder of any such shares shall be responsible for the payment of all applicable transfer taxes if the shares of Common Stock

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     are issued in the name of a person or persons other than such holder.

          (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issuance upon the conversion of the Class C Common Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding shares of Class C Common Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges. The Corporation shall take all such actions as it deems necessary or appropriate to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common Stock may be listed.

          (v) Except as provided in the last sentence of the first paragraph of clause (ii), shares of Class C Common Stock that are converted into shares of Class A Common Stock as provided herein shall be retired and cancelled and shall not be reissued.

          5.   The Corporation is to have perpetual existence.

          6. Elections of directors of the Corporation need not be by written ballot unless the By-laws of the Corporation so provide.

          7. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this Amended and Restated Certificate of

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     Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification.

          (b) The Corporation shall indemnify, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to be taken or omitted in such capacity, and may to the same extent indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or any appeal therefrom.

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          IN WITNESS WHEREOF, CCT Holdings Corp. has caused this Amended and
Restated Certificate of Incorporation to be signed by Jerald L. Kent, its Executive Vice President, and attested by Theodore W. Browne, II, its Secretary, this 18th day of January 1995.



                              By: /s/ Jerald L. Kent
                                 _____________________________
                                 Jerald L. Kent
                                 Executive Vice President


ATTEST:


By: /s/ Theodore W. Browne II
   __________________________
   Theodore W. Browne, II
   Secretary

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            THIS PAGE MUST BE KEPT AS THE LAST PAGE OF THE DOCUMENT.



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